Exhibit 10.1

ACQUISITION AND

STOCK EXCHANGE AGREEMENT

by and between

Green Automotive Company

a Nevada corporation,

on the one hand

and

Blackhawk Manufacturing, Inc.

a California corporation

and its Affiliated Companies and its Shareholders

on the other hand

Final  2-17-14

ACQUISITION AND STOCK EXCHANGE AGREEMENT

This ACQUISITION AND STOCK EXCHANGE AGREEMENT (the “Agreement”) is dated as of February 17, 2014, 2014 (the “Effective Date”), by and among Green Automotive Company, a Nevada corporation (“GACR”), on the one hand, and Blackhawk Manufacturing, Inc., a California corporation (“Blackhawk”), Sanders, Larios, Larios & Luevanos LLC, a California limited liability company (“SLLL”), Alan Servicios S de R.I. de C.V., a Mexican corporation (“Alan Servicios”), Lalusa Investments, a Mexican corporation (“Lalusa”), and Shelmado Transporte, a Mexican corporation (“Shelmado”) (Blackhawk, SLLL, Alan Servicos, Lalusa and Shelmado together are referred to herein as the “BMI Entities”), and the individuals identified on the signature page of this Agreement as shareholders of the BMI Entities (the “BMI Entity Shareholders”).  Each of GACR, the BMI Entities, and the BMI Entity Shareholders shall be referred to herein as a “Party” and collectively as the “Parties.”

W I T N E S S E T H

WHEREAS, the BMI Entity Shareholders collectively own 100% of the issued and outstanding securities of the BMI Entities (the “BMI Entity Shares”), as set forth in Exhibit A attached hereto;

WHEREAS, on September 9, 2013, GACR and the BMI Entities entered into a Letter of Intent regarding GACR’s purchase of the BMI Entity Shares from the BMI Entity Shareholders (the “LOI”);

WHEREAS, the BMI Entity Shareholders desire to sell and GACR desires to purchase the BMI Entity Shares, in accordance with the terms set forth in the Share Purchase Agreement and set forth herein.

NOW THEREFORE, in consideration of the premises and respective mutual agreements, covenants, representations, and warranties herein contained, it is agreed between the Parties hereto as follows:

ARTICLE 1

SALE AND PURCHASE OF THE BMI ENTITY SHARES

1.1

Sale of the BMI Entity Shares.  At the Closing (as defined in Section 4.1), subject to the terms and conditions herein set forth, and on the basis of the representations, warranties, and agreements herein contained, the BMI Entity Shareholders shall sell to GACR and GACR shall purchase from the BMI Entity Shareholders the BMI Entity Shares.

1.2

Purchase Price.  As consideration for the purchase of the BMI Entity Shares (the “Purchase Price”), at Closing GACR shall issue to the BMI Entity Shareholders, as set forth in Exhibit B, attached hereto and made a part hereof, that number of shares of GACR free-trading common stock that has a fair market value of Six Million Dollars ($6,000,000), with the fair market value being the price per share as of February 15th, 2014 at .055 cents per share, (the “GACR Securities”).

In addition to the Purchase Price, GACR and the BMI Entity Shareholders agree, in good faith, to negotiate “earn-out” performance thresholds, which if met by the operations/earnings of the BMI Entities, will earn the BMI Entity Shareholders up to One Million Five Hundred Thousand Dollars ($1,500,000) worth of additional shares of GACR common stock (calculated in the same manner as set forth above) (the “Earnout Shares”). Exhibit C will record the general understanding, setting forth a summary of the terms and conditions.

Additionally, GACR agrees, in good faith, to enter into employment contracts with Floyd Sanders, Sergio Larios, Carlos Larios and Lin Austin.  Exhibit D will record the understanding of the named parties listed, setting forth a general summary of the terms and conditions.

Additionally, GACR agrees, in good faith, to take the necessary steps to place Floyd Sanders on the GACR board of directors.

The Purchase Price, the Earnout Shares, the employment contracts and the seat on GACR’s board of directors shall be the entirety of the consideration for the BMI Entity Shares, excluding the SLLL membership interest.

1.3

Bloomington Option.  The property located at 3122 South Riverside Avenue, Bloomington, CA 92316 owned by SLLL, which is known as the “Bloomington Property,” will not be part of the purchase of the BMI Entity Shares.  For eighteen (18) months after the Closing, GACR shall have the right to purchase the Bloomington Property for One Million Dollars ($1,000,000) in cash, One Million Dollars ($1,000,000) worth of shares of GACR common stock calculated as in Section 1.2, above and successful refinance of all loans on the Bloomington Property into the name GACR or its affiliate, prior to closing on the purchase of the property, (the “Bloomington Purchase Price”).

Upon payment of the Bloomington Purchase Price the BMI Entity Shareholders will transfer any and all membership interest for any entity that owns the Bloomington Property, and/or quitclaim deed the property to GACR, or its affiliate.

In the event GACR does not exercise the purchase option on the Bloomington Property within six (6) months after Closing, then GACR will issue Ten Thousand (10,000) shares of its common stock to the BMI Entity Shareholders for each week it does not exercise the option, up to a total of Five Hundred Twenty Thousand (520,000) shares of GACR common stock. Option shall expire after eighteen (18) months from date of Closing.

Until GACR executes this option, they will be considered a tenant and shall be required to sign a lease agreement and make payments to SLLL in accordance with the terms of the lease, as set forth in Exhibit E.

In the event GACR fails or chooses not to execute the Bloomington Option GACR agrees to pay the BMI Entity Shareholders an aggregate amount of One Million Dollars ($1,000,000) at the expiration of the Bloomington Option. The One Million Dollars ($1,000,000) is in consideration for the Bloomington Option.

1.4

Buy Back-Option. In the event that GACR becomes insolvent, bankrupt or is no longer a publically traded company, BMI Entities shall have the option to repurchase the BMI Entities Shares from GACR for return of 50 percent of the shares paid to BMI Entities at the time of Closing (the "Buy-Back Option"). GACR shall deliver a written notice to BMI Entities or any of its authorized assignees or designees within one month of determination of insolvency, bankruptcy or loss of status as a publically traded company. BMI Entities shall be permitted to assign the Buy-Back Option to the Stockholder or any member or designee of Stockholder upon providing written notice to GACR. The Buy-Back Option shall be exercisable by BMI Entities or any of its authorized assignees or designees for a period of three (3) months after said notice has been delivered by providing written notice of exercise to GACR. If BMI Entities or any of its authorized assignees or designees fails to provide such notice within such period, the Buy-Back Option shall terminate and be of no further force or effect.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

OF THE BMI ENTITIES AND THE BMI ENTITY SHAREHOLDERS

2.1

Representations and Warranties of BMI.  The BMI Entities and the BMI Entity Shareholders, collectively, and each of them individually, represent and warrant that to the best of their knowledge, as of the date hereof and as of the Closing, as follows:

2.1.1

Authority of the BMI Entities and the BMI Entity Shareholders; Transfer of BMI Entity Shares.  The BMI Entities and the BMI Entity Shareholders, have the full right, power, and authority to enter into this Agreement and to carry out and consummate the transactions contemplated herein.  This Agreement and all of the Exhibits attached hereto constitute the legal, valid, and binding obligation of the BMI Entities and the BMI Entity Shareholders.  The BMI Entity Shareholders shall transfer title in and to the BMI Entity Shares to GACR, or its designee, free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands, and claims of any kind or nature whatsoever, whether direct or indirect or contingent. BMI Entity Shareholders are not representing that the BMI Entities have no debt or liabilities from ordinary course of business.  The business debts and liabilities will be assumed by GACR; excluding any debts or liabilities that the BMI Shareholders have expressly agreed to indemnify GACR for per this Agreement.

2.1.2

Corporate Existence and Authority of the BMI Entities.  The BMI Entities are a legal entities duly organized, validly existing, and in good standing under the laws of organization.  The BMI Entities have all requisite power, franchises, licenses, permits, and authority to own its properties and assets and to carry on its respective business as it has been and continues to be conducted.

2.1.3

Capitalization of BMI.  The authorized equity securities of the BMI Entities consist of: one hundred thousand (100,000) shares (Blackhawk), four (4) members with twenty five (25%) percent membership interest (SLLL), one hundred thousand (100,000) shares (Alan Servicios), one hundred thousand (100,000) shares (Lalusa), and one hundred thousand (100,000) shares (Shelmado), of which one hundred thousand (100,000) shares (Blackhawk), one hundred percent of membership interest (SLLL), one hundred thousand (100,000) shares (Alan Servicios), one hundred thousand (100,000) shares (Lalusa), and one hundred thousand (100,000)  shares (Shelmado) are currently outstanding.  No other shares of capital stock of the BMI Entities are issued and outstanding.  All of the issued and outstanding shares have been duly and validly issued in accordance and compliance with all applicable laws, rules and regulations and are fully paid and non-assessable.  There are no options, warrants, rights, calls, commitments, plans, contracts or other agreements of any character granted or issued by the BMI Entities which provide for the purchase, issuance or transfer of any shares of the capital stock of the BMI Entities nor are there any outstanding securities granted or issued by the BMI Entities that are convertible into any shares of the equity securities of the BMI Entities, and none is authorized.  The BMI Entities are not obligated or committed to purchase, redeem or otherwise acquire any of its equity.  All presently exercisable voting rights in the BMI Entities are vested exclusively in its outstanding shares of common stock, each share of common stock is entitled to one vote on every matter to come before its shareholders, and other than as may be contemplated by this Agreement, there are no voting trusts or other voting arrangements with respect to any of the BMI Entities’ equity securities.

2.1.4

Subsidiaries.  “Subsidiary” or “Subsidiaries” means all corporations, trusts, partnerships, associations, joint ventures, or other Persons, as defined below, of which a corporation or any other Subsidiary of such corporation owns not less than twenty percent (20%) of the voting securities or other equity or of which such corporation or any other Subsidiary of such corporation possesses, directly or indirectly, the power to direct or cause the direction of the management and policies, whether through ownership of voting shares, management contracts, or otherwise.  “Person” means any individual, corporation, trust, association, partnership, proprietorship, joint venture or other entity.  The BMI Entities do not have any Subsidiaries.

2.1.5

Execution of Agreement.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not: (a) violate, conflict with, modify, or cause any default under or acceleration of (or give any Party any right to declare any default or acceleration upon notice or passage of time or both), in whole or in part, any charter, article of incorporation, bylaw, mortgage, lien, deed of trust, indenture, lease, agreement, instrument, order, injunction, decree, judgment, law, or any other restriction of any kind to which the BMI Entities or the BMI Entity Shareholders are a party or by which any of them or any of their properties are bound; (b) result in the creation of any security interest, lien, encumbrance, adverse claim, proscription, or restriction on any property or asset (whether real, personal, mixed, tangible, or intangible), right, contract, agreement, or business of the BMI Entities or the BMI Entity Shareholders; (c) violate any law, rule, or regulation of any federal or state regulatory agency; or (d) permit any federal or state regulatory agency to impose any restrictions or limitations of any nature on the BMI Entities or the BMI Entity Shareholders or any of their respective actions.

2.1.6

Taxes.

2.1.6.1

Except as set forth in Schedule 2.1.6.1, all taxes, assessments, fees, penalties, interest, and other governmental charges with respect to the BMI Entities which have become due and payable as of the date hereof have been paid in full or adequately reserved against by the BMI Entities, (including without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees’ income withholding, social security, and unemployment taxes), and all interest and penalties thereon with respect to the periods then ended and for all periods thereto;

2.1.6.2

There are no agreements, waivers, or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against the BMI Entities, nor are there any actions, suits, proceedings, investigations, or claims now pending against the BMI Entities, nor are there any actions, suits, proceedings, investigations, or claims now pending against the BMI Entities in respect of any tax or assessment, or any matters under discussion with any federal, state, local, or foreign authority relating to any taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority, and there is no basis for the assertion of any additional taxes or assessments against the BMI Entities; and

2.1.6.3

The consummation of the transactions contemplated by this Agreement will not result in the imposition of any additional taxes on or assessments against the BMI Entities.

2.1.7

Disputes and Litigation.  To the knowledge of the BMI Entities and the BMI Entity Shareholders, there are no suits, actions, litigation, proceedings, investigations, claims, complaints, or accusations pending, threatened against, or affecting the BMI Entities except as noted on Schedule 2.1.7.

2.1.8

Compliance with Laws.   The BMI Entities have not received notice of any claimed violation of, any applicable federal, state, local, foreign, and other laws, rules, and regulations.

2.1.9

Guaranties.  The BMI Entities have not guaranteed any dividend, obligation, or indebtedness of any Person; nor has any Person guaranteed any dividend, obligation, or indebtedness of the BMI Entities.

2.1.10

Books and Records.  The BMI Entities keeps its books, records, and accounts (including, without limitation, those kept for financial reporting purposes and for tax purposes) in accordance with good business practices and in sufficient detail to reflect the transactions and dispositions of its assets, liabilities, and equities.  The minute books of the BMI Entities contain records of the BMI Entities’ shareholder meetings and of action taken by such BMI Entity Shareholders.  To the knowledge of the BMI Entities and of the BMI Entity Shareholders, the BMI Entities’ shareholder meetings referred to in such minute books were duly called and held, and the resolutions appearing in such minute books were duly adopted.  The signatures appearing on all documents contained in such minute books are the true signatures of the persons purporting to have signed the same.  The financial records of the BMI Entities are maintained in accordance with good bookkeeping practices and are sufficiently detailed that financial statements for the business can be prepared in accordance with generally accepted accounting principles (GAAP).

2.1.11

Securities Representations.  The BMI Entities and the BMI Entity Shareholders, and each of them individually, hereby represent and warrant as of the date hereof and as of the Closing, as follows:

(a)

Purchase for Own Account.  Each of the BMI Entity Shareholders represent that they are acquiring the GACR Securities solely for their own account and beneficial interest for investment and not for sale or with a view to distribution of the GACR Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

(b)

Ability to Bear Economic Risk.  Each of the BMI Entities and the BMI Entity Shareholders acknowledge that an investment in the GACR Securities involves a high degree of risk, and represents that they are able, without materially impairing their financial condition, to hold the GACR Securities for an indefinite period of time and to suffer a complete loss of their investment.

(c)

Access to Information.  The BMI Entities and the BMI Entity Shareholders acknowledge that they have been furnished with such financial and other information concerning GACR, the directors and officers of GACR, and the business and proposed business of GACR as the BMI Entities and the BMI Entity Shareholders consider necessary in connection with their investment in the GACR Securities.  As a result, the BMI Entities and the BMI Entity Shareholders are thoroughly familiar with the proposed business, operations, properties, and financial condition of GACR and have discussed with officers of GACR any questions the BMI Entities and the BMI Entity Shareholders may have had with respect thereto.  The BMI Entities and the BMI Entity Shareholders understand:

(i)

The risks involved in this investment, including the speculative nature of the investment;

(ii)

The financial hazards involved in this investment, including the risk of losing the BMI Entities’ and the BMI Entity Shareholders’ entire investment;

(iii)

The lack of liquidity and restrictions on transfers of the GACR common stock; and

(iv)

The tax consequences of this investment.

The BMI Entities and the BMI Entity Shareholders have consulted with their own legal, accounting, tax, investment, and other advisers to the extent they deem appropriate with respect to the tax treatment of an investment by the BMI Entities and the BMI Entity Shareholders in the GACR common stock and the merits and risks of an investment in the GACR common stock.  Nothing herein shall be deemed to limit, modify or be construed as a waiver of the indemnity of GACR or the BMI Entities and the BMI Entity Shareholders set forth in Section 6.2.1 hereof.

(d)

The BMI Entities and the BMI Entity Shareholders Not Affiliated with GACR.  The BMI Entities and the BMI Entity Shareholders, either alone or with their professional advisers, (i) are unaffiliated with, have no equity interest in, and are not compensated by, GACR or any affiliate or selling agent of GACR, directly or indirectly (other than as set forth in Schedule 2.1.11(d)); (ii) have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in the GACR common stock; and (iii) have the capacity to protect their own interests in connection with their proposed investment in the GACR common stock.

(e)

Further Limitations on Disposition.  The BMI Entities and the BMI Entity Shareholders further acknowledge that the GACR Securities are restricted securities under Rule 144 of the Act and, therefore, any certificates reflecting the ownership interest in the GACR Securities will contain a restrictive legend substantially similar to the following:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Without in any way limiting the representations set forth above, the BMI Entities and the BMI Entity Shareholders further agree not to make any disposition of all or any portion of the GACR Securities unless and until:

(i)

There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii)

Such BMI Entity or BMI Shareholder shall have obtained the consent of GACR and notified GACR of the proposed disposition and shall have furnished GACR with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by GACR, the BMI Entity or BMI Shareholder shall have furnished GACR with an opinion of counsel, reasonably satisfactory to GACR, that such disposition will not require registration under the Act or any applicable state securities laws.

Notwithstanding the provisions of subparagraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by such BMI Entity or BMI Shareholder to a partner (or retired partner) of such BMI Entity or BMI Shareholder, or transfers by gift, will, or intestate succession to any spouse or lineal descendants or ancestors if all transferees agree in writing to be subject to the terms hereof to the same extent as if they were an BMI Entity or BMI Shareholder hereunder as long as the consent of GACR is obtained, which consent shall not be unreasonably withheld.

(g)

No Backup Withholding.  The Social Security Number or taxpayer identification shown in this Agreement is correct, and BMI Entity or BMI Shareholder is not subject to backup withholding because (i) BMI Entity or BMI Shareholder has not been notified that he or she is subject to backup withholding as a result of a failure to report all interest and dividends or (ii) neither the U.S Internal Revenue Service nor the Mexican Inland Revenue Department has notified BMI Entity or BMI Shareholder that he or she is no longer subject to backup withholding.

2.1.12 Leases.  The BMI Entities and the BMI Entity Shareholders either own or have valid and existing leases with all facilities where its offices are located or where any of the BMI Entities’ equipment or other assets are located.

2.1.13  Proxies.  For any holder of a proxy instrument granting such holder the right to vote on behalf of a BMI Shareholder is signing this Agreement pursuant to such proxy, and such proxy holder represents that the proxy instrument is in full force and effect as of the date of signing this Agreement and at Closing, and is proper in all respects to grant the signor the authority to sign on behalf of the BMI Shareholder and bind the BMI Shareholder to all terms of this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF GACR

3.1

Representations and Warranties of GACR.  To induce the BMI Entities and the BMI Entity Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, GACR (which, for purposes of this Section 3.1, shall include GACR’s Subsidiaries) represent and warrant, as of the date hereof and as of the Closing, as follows:

3.1.1

Authority of GACR.  GACR has the full right, power and authority to enter into this Agreement and to carry out and consummate the transactions contemplated herein.  This Agreement and all of the Exhibits attached hereto constitute the legal, valid, and binding obligation of GACR.

3.1.2

Corporate Existence and Authority of GACR.  GACR is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.  It has all requisite corporate power, franchises, licenses, permits, and authority to own its properties and assets and to carry on its business as it has been and is being conducted.  The corporation is in good standing in each state, nation, or other jurisdiction in each state, nation, or other jurisdiction wherein the character of the business transacted by it makes such qualification necessary.

3.1.3

Capitalization of GACR.  The authorized equity securities of GACR consist of 900,000,000 shares of common stock, par value $0.001 per share, of which approximately  465,844,187 are currently issued and outstanding as of the date hereof (not including the GACR Securities that are the subject of this Agreement), and 100,000,000 shares of preferred stock, par value $0.001 per share, of which 10,950,699 are currently issued and outstanding as of the date hereof with 950,699 shares being shares of Series A Convertible Preferred Stock, and 10,000,000 shares being share of Series B Convertible Preferred Stock.  Except as set forth in Schedule 3.1.3, no other shares of capital stock of GACR are issued and outstanding.  All of the issued and outstanding shares have been duly and validly issued in accordance and compliance with all applicable laws, rules, and regulations and are fully paid and non-assessable.  All presently exercisable voting rights in GACR are vested exclusively in its outstanding shares of preferred and common stock, each share of GACR common stock is entitled to one vote on every matter to come before its stockholders,  and each share of Series A Convertible Preferred Stock  and Series B Convertible Preferred Stock has that number of votes equal to the sum derived from multiplying the number of shares of GACR common stock outstanding (on a fully diluted basis) as of the date of the vote by .000001, then multiplying by the number of shares of Series A or B Preferred Stock held by such holder of  Series A or B Convertible Preferred Stock, on all matters on which GACR’s common stockholders are entitled to vote.  Other than as may be contemplated by this Agreement, there are no voting trusts or other voting arrangements with respect to any of GACR’s equity securities.

3.1.4

Subsidiaries.  GACR has four (4) wholly-owned Subsidiaries: GAC Automotive Services Inc., Liberty Automotive Group, Inc. (formerly GAC EV Motors Inc.), Newport Coachworks, Inc., and Going Green Limited.  GAC Automotive Services, Inc. and Liberty Automotive Group are both Nevada corporations, Newport Coachworks, Inc. is a California corporation, and Going Green Limited is an England corporation. Liberty Automotive Group, Inc. has one Subsidiary:   Liberty Electric Cars Limited (“LEC”). Liberty Electric Cars Limited has one Subsidiary: LEC2 Limited (“LEC2”).

3.1.5

Execution of Agreement.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not: (a) violate, conflict with, modify, or cause any default under or acceleration of (or give any Party any right to declare any default or acceleration upon notice or passage of time or both), in whole or in part, any charter, article of incorporation, bylaw, mortgage, lien, deed of trust, indenture, lease, agreement, instrument, order, injunction, decree, judgment, law, or any other restriction of any kind to which GACR is a party or by which it or any of its properties are bound; (b) result in the creation of any security interest, lien, encumbrance, adverse claim, proscription, or restriction on any property or asset (whether real, personal, mixed, tangible, or intangible), right, contract, agreement, or business of GACR; (c) violate any law, rule, or regulation of any federal or state regulatory agency; or (d) permit any federal or state regulatory agency to impose any restrictions or limitations of any nature on GACR or any of their actions.

3.1.6

Taxes.

3.1.6.1

All taxes, assessments, fees, penalties, interest, and other governmental charges with respect to GACR which have become due and payable as of the date hereof have been paid in full or adequately reserved against by GACR, (including without limitation, income, property, sales, use, franchise, capital stock, excise, added value, employees’ income withholding, social security, and unemployment taxes), and all interest and penalties thereon with respect to the periods then ended and for all periods thereto;

3.1.6.2

There are no agreements, waivers, or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against GACR, nor are there any actions, suits, proceedings, investigations, or claims now pending against GACR, nor are there any actions, suits, proceedings, investigations, or claims now pending against GACR in respect of any tax or assessment, or any matters under discussion with any federal, state, local, or foreign authority relating to any taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority, and there is no basis for the assertion of any additional taxes or assessments against GACR; and

3.1.6.3

The consummation of the transactions contemplated by this Agreement will not result in the imposition of any additional taxes on or assessments against GACR.

3.1.7

Disputes and Litigation.  Except as set forth in Schedule 3.1.7, (a) there are no suits, actions, litigation, proceedings, investigations, claims, complaints, or accusations pending, threatened against, or affecting GACR or any of their properties, assets, or business or to which it is a party, in any court or before any arbitrator of any kind or before or by any governmental agency (including, without limitation, any federal, state, local, foreign, or other governmental department, commission, board, bureau, agency, or instrumentality), and there is no basis for such suit, action, litigation, proceeding, investigation, claim, complaint, or accusation; (b) there is no pending or threatened change in any environmental, zoning, or building laws, regulations, or ordinances which affect or could affect GACR or any of its properties, equipment, assets, or businesses; and (c) there is no outstanding order, writ, injunction, decree, judgment, or award by any court, arbitrator, or governmental body against or affecting GACR or any of their properties, assets, or businesses.  There is no litigation, proceeding, investigation, claim, complaint, or accusation, formal or informal, or arbitration pending, or any of the aforesaid threatened, or any contingent liability which would give rise to any right of indemnification or similar right on the part of any director or officer of GACR or any such person’s heirs, executors, or administrators as against GACR, except as noted on Schedule 3.1.7.

3.1.8

Compliance with Laws.  GACR has at all times been, and presently is, in full compliance with, and has not received notice of any claimed violation of, any applicable federal, state, local, foreign, and other laws, rules, and regulations.  GACR has filed all returns, reports and other documents and furnished all information required or requested by any federal, state, local, or foreign governmental agency and all such returns, reports, documents, and information are true and complete in all respects.  All permits, licenses, orders, franchises, and approvals of all federal, state, local, or foreign governmental or regulatory bodies required of GACR for the conduct of their businesses have been obtained, no violations are or have been recorded in respect of any such permits, licenses, orders, franchises and approvals, and there is no litigation, proceeding, investigation, arbitration, claim, complaint or accusation, formal or informal, pending or threatened, which may revoke, limit, or question the validity, sufficiency or continuance of any such permit, license, order, franchise or approval.  Such permits, licenses, orders, franchises and approvals are valid and sufficient for all activities presently carried on by GACR.

3.1.9

Guaranties.  GACR has not guaranteed any dividend, obligation, or indebtedness of any Person; nor has any Person guaranteed any dividend, obligation, or indebtedness of GACR.

3.1.10

Books and Records.  GACR keep their books, records, and accounts (including, without limitation, those kept for financial reporting purposes and for tax purposes) in accordance with good business practices and in sufficient detail to reflect the transactions and dispositions of its assets, liabilities, and equities.  The minute books of GACR contain records of shareholder meetings and of action taken by such shareholders.  The shareholder meetings referred to in such minute books were duly called and held, and the resolutions appearing in such minute books were duly adopted.  The signatures appearing on all documents contained in such minute books are the true signatures of the persons purporting to have signed the same.  GACR is listed on the OTC Markets “Pink Sheets” under the ticker symbol “GACR” and is a ’34 Act reporting company, with its filings located on the Edgar system at www.sec.gov.  GACR’s historical filings are posted on the OTC Markets website at www.otcmarkets.com under GACR, and all filings are correct in all material respects and the financial statements contained therein are prepared in accordance with generally accepted accounting principles (GAAP).

3.1.11

Securities Representations.  GACR hereby represents and warrants as of the date hereof and as of the Closing, as follows:

(a)

Purchase for Own Account.  GACR represents that it is acquiring the BMI Entity Shares solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the BMI Entity Shares or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

(b)

Ability to Bear Economic Risk.  GACR acknowledges that an investment in the BMI Entity Shares involves a high degree of risk, and represents that it is able, without materially impairing their financial condition, to hold the BMI Entity Shares for an indefinite period of time and to suffer a complete loss of their investment.

(c)

Access to Information.  GACR acknowledges that it has been furnished with such financial and other information concerning the BMI Entities, the directors and officers of the BMI Entities, and the business and proposed business of the BMI Entities as GACR considers necessary in connection with their investment in the BMI Entity Shares.  As a result, GACR is thoroughly familiar with the proposed business, operations, properties, and financial condition of the BMI Entities and have discussed with officers of the BMI Entities any questions GACR may have had with respect thereto.  GACR understands:

(i)

The risks involved in this investment, including the speculative nature of the investment;

(ii)

The financial hazards involved in this investment, including the risk of losing GACR’s entire investment;

(iii)

The lack of liquidity and restrictions on transfers of the BMI Entity Shares; and

(iv)

The tax consequences of this investment.

GACR has consulted with their own legal, accounting, tax, investment, and other advisers to the extent they deem appropriate with respect to the tax treatment of an investment by GACR in the BMI Entity Shares and the merits and risks of an investment in the BMI Entity Shares.  Nothing herein shall be deemed to limit, modify or be construed as a waiver of the indemnity of GACR, GACR or the BMI Entity Shareholders set forth in Section 6.2.1 hereof.

(d)

No Backup Withholding.  The Social Security Number or taxpayer identification shown in this Agreement is correct, and GACR is not subject to backup withholding because (i) GACR has not been notified that he or she is subject to backup withholding as a result of a failure to report all interest and dividends or (ii) the Internal Revenue Service has notified GACR that he or she is no longer subject to backup withholding.

3.1.12

Leases.  GACR either own or have valid and existing leases with all facilities where its offices are located or where any of GACR’s or GACR’s equipment or other assets are located.

3.1.13

DTC-Eligibility.  GACR has approval from The Depository Trust Company to transfer its shares between brokers electronically and is “DTC-Eligible.”

3.1.14

Disclosure.  This Agreement with the Exhibits hereto and the Company’s books and records that were disclosed to the BMI Entities and the BMI Entity Shareholders prior to Closing, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

3.1.15   GACR Securities.  The GACR Securities, when issued, will be duly and validly issued in accordance and compliance with all applicable laws, rules and regulations and will be fully paid and non-assessable.

ARTICLE 4

CLOSING AND DELIVERY OF DOCUMENTS

4.1

Closing.  The Closing (the “Closing”) shall take place remotely at the offices of the Law Offices of Craig V. Butler, 9900 Research Drive, Irvine, CA 92618, within ten (10) business days after the signing of this Agreement by all Parties, or at such other date as agreed upon by the Parties.

4.2

Issues to be finalized prior to Closing. Prior to Closing:

4.2.1

BMI Entities shall provide GACR accurate financials from their CPA for year end 2013 and month end January 31, 2013.

4.2.2

GACR and BMI Entities shall negotiate a formula for the salaries from 2015 onwards, with salaries in 2014 being fixed at the level of 2013, and a formula for the Earn-out and bonuses based on the net profits of BMI Entities.

4.3

Deliveries by GACR.  At the Closing:

4.3.1

GACR shall deliver to the BMI Entities and/or the BMI Entity Shareholders, as appropriate:

(a)

written confirmation of the approval of this Agreement and the herein described transactions by GACR’s Board of Directors; and

(b)

the Purchase Price.

4.4

Delivery by the BMI Entities.  At the Closing, or as otherwise set forth below:

4.4.1

the BMI Entities shall deliver to GACR:

(a)

written confirmation of the approval of this Agreement and the herein described transactions by each BMI Entities’ Board of Directors.

4.5

Delivery by the BMI Entity Shareholders.  At the Closing, or as otherwise set forth below:

4.5.1

The BMI Entity Shareholders shall deliver to GACR:

(a)

the BMI Entity Shares, excluding the membership interest of SLLL; and

(b)

stock powers or other required evidence of transfer of the BMI Entity Shares to GACR, excluding membership interest of SLLL.

ARTICLE 5

CONDITIONS, TERMINATION, AMENDMENT, AND WAIVER

5.1

Conditions Precedent.  This Agreement, and the transactions contemplated hereby, shall be subject to the following conditions precedent:

5.1.1

The obligation of GACR to transfer the Purchase Price and to satisfy its other obligations hereunder shall be subject to the fulfillment (or waiver by GACR and/or GACR), at or prior to the Closing, of the following conditions, which the BMI Entities and the BMI Entity Shareholders agree to use their best efforts to cause to be fulfilled:

(a)

Representations, Performance.  If the Closing Date is not the date hereof, the representations and warranties contained in Section 2 hereof shall be materially true at and as of the date hereof and shall be repeated and shall be true at and as of the Closing Date with the same effect as though made at and as of the Closing Date, except as affected by the transactions contemplated hereby; the BMI Entities and the BMI Entity Shareholders shall have duly materially performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

(b)

Consents.  Any required consent to the transactions contemplated by this Agreement shall have been obtained or waived.

(c)

Litigation.  No suit, action, arbitration, or other proceeding or investigation shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit or to obtain material damages or other material relief in connection with this Agreement or the consummation of the transactions contemplated hereby or which is likely to affect materially the value of the BMI Entities, other than as set forth in Schedule 2.1.7.

(d)

Proceedings and Documentation.  All proceedings of the BMI Entities in connection with the transactions contemplated by this Agreement, and all documents and instruments incident to such proceedings, shall be satisfactory in form and substance to GACR and their counsel, and their counsel shall have received all such receipts, documents, and instruments, or copies thereof, certified if requested, to which GACR are entitled and as may be reasonably requested.

(e)

Property Loss.  No portion of the BMI Entities’ assets shall have been destroyed or damaged or taken by condemnation under circumstances where the loss thereof will not be substantially reimbursed to GACR through the proceeds of applicable insurance or condemnation award.

(f)

Consents and Approvals.  All material licenses, permits, consents, approvals, authorizations, qualifications, and orders of governmental or regulatory bodies which are (1) necessary to enable GACR to fully operate the business of the BMI Entities as contemplated from and after the Closing shall have been obtained and be in full force and effect, or (2) necessary for the consummation of the transactions contemplated hereby, shall have been obtained.  Any notices to or consents of any party to any agreement or commitment constituting part of the transactions contemplated hereby, or otherwise required to consummate any such transactions, shall have been delivered or obtained.

(g)

THE BMI ENTITIES Financial Statements.  The BMI Entities’ Financial Statements shall have been delivered to GACR.

5.1.2

The obligation of the BMI Entities and the BMI Entity Shareholders to deliver the BMI Entity Shares and to satisfy their other obligations hereunder shall be subject to the fulfillment (or waiver by the BMI Entities and the BMI Entity Shareholders), at or prior to the Closing, of the following conditions, which GACR agree to use their best efforts to cause to be fulfilled:

(a)

Representations, Performance.  If the Closing Date is not the date hereof, the representations and warranties contained in Section 3.1 hereof shall be true at and as of the date hereof and shall be repeated and shall be true at and as of the Closing Date with the same effect as though made at and as of the Closing Date, except as affected by the transactions contemplated hereby; GACR shall have duly performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

(b)

Proceedings and Documentation.  All corporate and other proceedings of GACR in connection with the transactions contemplated by this Agreement, and all documents and instruments incident to such corporate proceedings, shall be satisfactory in form and substance to the BMI Entities and the BMI Entity Shareholders, and their counsel, and they have received all such receipts, documents, and instruments, or copies thereof, certified if requested, to which the BMI Entities are entitled and as may be reasonably requested.

5.2

Termination.  Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned prior to the Closing Date only by the mutual consent of all of the Parties, unless the transaction contemplated hereby is not closed by March 17th, 2014, at which time this Agreement will automatically terminate unless extended by consent of both parties in writing.

5.3

Waiver and Amendment.  Any term, provision, covenant, representation, warranty, or condition of this Agreement may be waived, but only by a written instrument signed by the Party entitled to the benefits thereof.  The failure or delay of any Party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such Party’s right at a later time to enforce the same.  No waiver by any Party of any condition, or of the breach of any term, provision, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation, or warranty.  No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all Parties hereto.

ARTICLE 6

COVENANTS, INDEMNIFICATION

6.1

To consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made, the BMI Entities and the BMI Entity Shareholders covenant and agree as follows:

6.1.1

Notices and Approvals.  The BMI Entities and the BMI Entity Shareholders agree: (a) to give all notices to third parties which may be necessary or deemed desirable by GACR in connection with this Agreement and the consummation of the transactions contemplated hereby; (b) to use their best efforts to obtain all federal and state governmental regulatory agency approvals, consents, permit, authorizations, and orders necessary or deemed desirable by GACR in connection with this Agreement and the consummation of the transaction contemplated hereby; and (c) to use their best efforts to obtain all consents and authorizations of any other third parties necessary or deemed desirable by GACR in connection with this Agreement and the consummation of the transactions contemplated hereby.

6.1.2

Information for GACR’s and GACR’s Statements and Applications.  The BMI Entities and the BMI Entity Shareholders and their employees, accountants, and attorneys shall cooperate fully with GACR in the preparation of any statements or applications made by GACR to any federal or state governmental regulatory agency in connection with this Agreement and the transactions contemplated hereby and to furnish GACR with all information concerning the BMI Entities and the BMI Entity Shareholders necessary or deemed desirable by GACR for inclusion in such statements and applications, including, without limitation, all requisite financial statements and schedules.

6.1.3

Access to Information.  GACR, together with its appropriate attorneys, agents, and representatives, shall be permitted to have full access to all of the books and records of the BMI Entities during reasonable business hours and upon reasonable notice.  Notwithstanding the foregoing, such parties shall treat all such information as confidential and shall not disclose such information without the prior consent of the other.

6.2

To induce the BMI Entities and the BMI Entity Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation, or warranty made, GACR covenant and agree as follows:

6.2.1

Access to Information.  The BMI Entities and the BMI Entity Shareholders, together with their appropriate attorneys, agents, and representatives, shall be permitted to make a full and complete investigation of GACR and have full access to all of the books and records of GACR during reasonable business hours.  Notwithstanding the foregoing, such parties shall treat all such information as confidential and shall not disclose such information without the prior consent of the other.

6.3

GACR Indemnifications. GACR shall indemnify and hold harmless BMI Entities for, and shall pay to BMI Entities, any and all damages arising, directly or indirectly, from or in connection with: (a) the breach of any of the representations, warranties, covenants or agreements of GACR contained in this Agreement or related agreements; (b) the violation by GACR of any legal requirement, or any gross negligence or willful misconduct of GACR, in connection with this Agreement or the performance by GACR of its obligations under this Agreement or any of the related agreements; and (c) any suits, actions, litigation, proceedings, investigations, claims, complaints, or accusations pending, threatened against, or affecting GACR or any of their properties, assets, or business or to which it is a party, in any court or before any arbitrator of any kind or before or by any governmental agency (including, without limitation, any federal, state, local, foreign, or other governmental department, commission, board, bureau, agency, or instrumentality) including those listed in schedule 3.1.7.

6.4

BMI Entities Indemnifications. BMI Entities shall indemnify and hold harmless GACR for, and shall pay to GACR, any and all damages arising, directly or indirectly, from or in connection with: (a) the breach of any of the representations, warranties, covenants or agreements of BMI Entities contained in this Agreement or related agreements; (b) the violation by BMI Entities of any legal requirement, or any gross negligence or willful misconduct of BMI Entities, in connection with this Agreement or the performance by BMI Entities of its obligations under this Agreement or any of the related agreements; and (c) any suits, actions, litigation, proceedings, investigations, claims, complaints, or accusations pending, threatened against, or affecting BMI Entities or any of their properties, assets, or business or to which it is a party, in any court or before any arbitrator of any kind or before or by any governmental agency (including, without limitation, any federal, state, local, foreign, or other governmental department, commission, board, bureau, agency, or instrumentality) including those listed in schedule 2.1.7.

ARTICLE 7

MISCELLANEOUS

7.1

Expenses.  Except as otherwise specifically provided for herein or otherwise, whether or not the transactions contemplated hereby are consummated, each of the Parties hereto shall bear the cost of all fees and expenses relating to or arising from its compliance with the various provisions of this Agreement and such Party’s covenants to be performed hereunder, and except as otherwise specifically provided for herein, each of the Parties hereto agrees to pay all of its own expenses (including, without limitation, attorneys and accountants’ fees and printing expenses for all services performed at the specific direction of that Party) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same, and the preparations made for carrying the same into effect.

7.2

Notices.  Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the Parties hereto to be desirable, to be given to any other Party hereto shall be in writing and shall be delivered by email, facsimile or overnight courier to the following addresses:

To GACR:

Green Automotive Company

5495 Wilson Street

Riverside,  CA  92509

Attn. Ian Hobday, Chief Executive Officer

E-mail: [_____________________]

Telephone:  [____________________]

with a copy to:

Law Offices of Craig V. Butler

9900 Research Drive

Irvine, CA  92618

Facsimile No.: (949) 209-2545

Attn:  Craig V. Butler, Esq.

E-mail:  cbutler@craigbutlerlaw.com

To the BMI Entities:

To the address listed on Exhibit A.

To the BMI Entity Shareholders:

To the address indicated on Exhibit A.

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid.  Notice shall be conclusively deemed given at the time of delivery if made during normal business hours, otherwise notice shall be deemed given on the next business day.

7.3

Entire Agreement.  This Agreement, together with the schedules and exhibits hereto, sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof.  No understanding, promise, inducement, statement of intention, representation, warranty, covenant, or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any Party hereto which is not embodied in this Agreement or exhibits hereto or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no Party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant, or condition not so set forth.  The Parties acknowledge the LOI and that this Agreement replaces the LOI in its entirety.

7.4

Survival of Representations.  All statements of fact (including financial statements) contained in the schedules, the exhibits, the certificates, or any other instrument delivered by or on behalf of the Parties hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the respective Party hereunder.  All representations, warranties, agreements, and covenants hereunder shall survive the Closing and remain effective regardless of any investigation or audit at any time made by or on behalf of the Parties or of any information a Party may have in respect thereto. Consummation of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy possessed by any Party hereto, notwithstanding that such Party knew or should have known at the time of Closing that such right or remedy existed.

7.5

Incorporated by Reference.  All documents (including, without limitation, all financial statements) delivered as part hereof or incident hereto are incorporated as a part of this Agreement by reference.

7.6

Remedies Cumulative.  No remedy herein conferred upon any Party is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

7.7

Execution of Additional Documents.  Each Party hereto shall make, execute, acknowledge, and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

7.8

Finders and Related Fees.  Each of the Parties hereto is responsible for, and shall indemnify the other against, any claim by any third party to a fee, commission, bonus, or other remuneration arising by reason of any services alleged to have been rendered to or at the instance of said Party to this Agreement with respect to this Agreement or to any of the transactions contemplated hereby.

7.9

Governing Law.  This Agreement has been negotiated and executed in the State of California and shall be construed and enforced in accordance with the laws of such state.

7.10

Forum.  Each of the Parties hereto agrees that any action or suit which may be brought by any Party hereto against any other Party hereto in connection with this Agreement or the transactions contemplated hereby may be brought only in a federal or state court in Riverside County, California.

7.11

Attorneys Fees.  Except as otherwise provided herein, if a dispute should arise between the Parties including, but not limited to, arbitration, the prevailing Party shall be reimbursed by the non-prevailing Party for all reasonable expenses incurred in resolving such dispute, including reasonable attorney’s fees exclusive of such amount of attorney’s fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

7.12

Binding Effect and Assignment.  This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective heirs, executors, administrators, legal representatives, and assigns.

7.13

Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

[remainder of page intentionally left blank; signature page to follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written hereinabove.

“GACR”	“Blackhawk”

Green Automotive Company	Blackhawk Manufacturing, Inc.,
a Nevada corporation	a California corporation

By: Ian Hobday	By: Floyd Sanders
Its: Chief Executive Officer	Its: President

“Alan Servicios”	“SLLL”

Alan Servicios S de R.I. de C.V.,	Sanders, Larios, Larios & Luevanos LLC
A Mexican corporation	a California limited liability company

By: Floyd Sanders	By: Floyd Sanders
Its: President	Its: President

“Lalusa”	“Shelmado”

Lalusa Investments,	Shelmado Transporte
a Mexican corporation	a Mexican corporation

By: Floyd Sanders	By: Floyd Sanders
Its: President	Its: President

Schedule 2.1.6.1

The BMI Entities Tax Liabilities

Currently there are two years of property taxes owed for years 2012 and 2013 for $16,000 in connection with the real property owned by Lalusa Investments.  Tax liability shall be paid in full prior to Closing.

Schedule 2.1.7

The BMI Entities’ Litigation

Community Bank lawsuit $150,000.00 LOC. Community Bank received a default judgment regarding this line of credit. Prior to execution of this judgment, Blackhawk filed an Ex Parte answer and was able to delay satisfaction of this judgment for approximately 12-18 months. Efforts to resolve this issue include the sale of approximately 30 feet of property outside the enclosed fence line to adjacent property owner. Opinion, will have to be paid.

Community Bank holds the first, second and third trust deeds. The first trust deed has reached the expiration date of the term of the note. Bank could not foreclose on the first as they are in all three positions. As a result they have choose to foreclosure on 3rd trust deed in the amount of $34,000.00 as of 12.15.2013.

Opinion, needs to be paid or re-finance

Romark lawsuit small supplier prematurely sued for an open balance of $35,000.00. A General Answer has been filed denying all claims and the case will likely be settled within 12-18 months.

Opinion, Zero to $35,000.00

Fed Ex Lawsuit – Fed Ex owns adjacent property in which they began to grade causing a small landslide which they are claiming is Blackhawk’s fault. Currently insurance company and insurance company’s attorneys are handling the action. Opinion, Insurance company will resolve the issue or insure damages.

Schedule 2.1.11(d)

Affiliate Disclosures

None

Schedule 3.1.3

Capitalization of GACR

Common Stock Issued and Outstanding: [465,844,187] (as of 2/6/2014)

Series A Convertible Preferred Stock Issued and Outstanding: [950,699] (as of 2/6/2014)

Series B Convertible Preferred Stock Issued and Outstanding: 10,000,000 (as of 2/6/2014)

Schedule 3.1.7

GACR Litigation

Our predecessor, Go Green USA, LLC (“Go Green”) was a party defendant, along with other defendants in a civil action filed in Marshall County, West Virginia by Glen Dale Motor Co. and Tomsic Motor Co, Civil Action No. 11-C-104 H.  The basis for this action was a claim by the plaintiffs that the defendants breached a dealer agreement entered into by and between the plaintiffs and the defendants by accepting a franchise fee and payment for vehicles (totaling approximately $250,000) from the plaintiffs but failing to deliver any of the purchased vehicles to the plaintiffs.  This undefended and previously unknown action resulted in a default judgment and related judgment order in the amount of $3,717,615 with interest accruing at 7% per annum from and after February 13, 2012.  There is no active effort to enforce this action against Go Green and we believe there are numerous defenses to the asserted judgment and any such enforcement effort.  Moreover, the existence of the liability pre-existed our acquisition of Go Green and its existence was not disclosed as a part of the acquisition. Management has not accrued for this event in the financial statements as its not determinable whether we are liable for this case as Steve Wells is no longer with the company. We expect that if we are properly served and are a proper party to the litigation that the expected loss could be zero to $3,717,615.

Exhibit A

The BMI Entity Ownership Information

The BMI Entities consist of the following five entities:

1.

Blackhawk Manufacturing, Inc., a California corporation (“Blackhawk”)

2.

Sanders, Larios, Larios & Luevanos LLC, a California limited liability company (“SLLL”)

3.

Alan Servicios S de R.I. de C.V., a Mexican corporation (“Alan Servicios”)

4.

Lalusa Investments, a Mexican corporation (“Lalusa”)

5.

Shelmado Transporte, a Mexican corporation (“Shelmado”)

The five entities above are owned equally (25% of each company) by the following four principals:

1.

Floyd Sanders

27479 Diane Marie Circle, Saugus, CA 91350

blackhawkfloyd@yahoo.com

(951) 232-8240

2.

Carlos Larios

2439 Hope Place, Ontario, CA 91761

(951) 232-8241

3.

Sergio Larios

960 South Jacobs St., Colton, CA 92324

(951) 232-8242

4.

The Miguel Luevanos Living Trust

830 South Chestnut, Brea, CA 92821

EXHIBIT B

DISTRIBUTION OF SHARES FROM GACR TO BMI ENTITIES

Principals

Shares Issued on date of Close

1.

Floyd Sanders

$1,500,000 Worth of Shares

2.

Carlos Larios

$1,500,000 Worth of Shares

3.

Sergio Larios

$1,500,000 Worth of Shares

4.

The Miguel Luevanos Living Trust

$1,500,000 Worth of Shares

Principals

Shares Issued on date of

Execution of Option

5.

Floyd Sanders

$250,000 Worth of Shares

6.

Carlos Larios

$250,000 Worth of Shares

7.

Sergio Larios

$250,000 Worth of Shares

8.

The Miguel Luevanos Living Trust

$250,000 Worth of Shares

Additional shares will be distributed to Principals according to Earn-out Provisions

DISTRIBUTION OF BUSINESS INTEREST FROM BMI ENTITIES TO GACR

Entities

Shares Transferred on Date of

Close

Blackhawk Manufacturing, Inc.

100,000 Shares

Alan Servicios S de R.I. de C.V.

100,000 Shares

Lalusa Investments

100,000 Shares

Shelmado Transporte

100,000 Shares

Entities

Membership Interest Transferred on

Date of Execution of Option

Sanders, Larios, Larios & Luevanos LLC

100%

EXHIBIT C

Earn-out Provisions (final figures to be determined between exchange and close)

Target Dates

Gross External Sale Goals (1)

Earn-out

December 31, 2014

$6,000,000

$500,000 Worth of Shares

December 31, 2015

$8,000,000

$500,000 Worth of Shares

December 31, 2016

$10,000,000

$500,000 Worth of Shares

External Sales represent arm’s length sales to bona fide third parties who are outside the BMI Group of entities and are unconnected to BMI Entity Shareholders and will thus exclude any sales between BMI entities.

EXHIBIT D

Employment Agreements

GACR will enter into Employment Contracts with Floyd Sanders, Carlos Larios, Sergio Larios and Lin Austin to be negotiated prior to Close.

EXHIBIT E

Lease Agreement